EXHIBIT 10.24

FIRST AMENDMENT
TO THE
ZIONS BANCORPORATION PENSION PLAN
(As restated Effective January 1, 2009 - Changing the Plan Sponsor and
Plan Name and Terminating the Plan)

This First Amendment to the Zions Bancorporation Pension Plan, as restated Effective January 1, 2009, is made and entered into this ___29__ day of October, 2018, by Zions Bancorporation, N.A.

W I T N E S S E T H:

WHEREAS, Zions Bancorporation has previously established and entered into the Zions Bancorporation Pension Plan (“Plan”), which Plan has been most recently amended and restated in its entirety retroactively effective as of January 1, 2009; and
WHEREAS, effective as of October 1, 2018, Zions Bancorporation and all authority, responsibility and obligations of Zions Bancorporation with respect to the Plan have been transferred to, merged into and assumed by ZB, NA, which as of the same date has been renamed Zions Bancorporation, N.A. (Employer); and
WHEREAS, pursuant to the authority and power granted to the Employer in connection with the merger of Zions Bancorporation into it, the Employer desires to amend the Plan for the purpose of identifying the new sponsor of the Plan and restating the name of the Plan accordingly; and
WHEREAS, based on the recommendation of the Benefits Committee of the Employer and after consultation with outside advisors and service providers to the Plan, the Board of Directors (Board) of the Employer now desires to terminate the Plan and proceed with liquidation and distribution to the Plan participants of all assets from the Plan as are necessary to fund all benefit commitments due to them from the Plan; and
NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the Employer amends the Plan as follows (amended language is marked in bold/italics):
(The following amendments are made and adopted to reflect the merger of Zions Bancorporation into ZB, NA, and the resulting name change of ZB, NA to Zions Bancorporation, N.A.)

1.	The Title page is amended to provide that the name of the Plan “Zions Bancorporation Pension Plan” is changed to:

Zions Bancorporation, N.A. Pension Plan

2.	The first paragraph in the Introduction is amended to read as follows:

The Zions Bancorporation Pension Plan (effective October 1, 2018, the Zions Bancorporation, N. A. Pension Plan) became effective initially on January 1, 1968. The Plan has been amended and restated from time to time.

3.	The next to penultimate paragraph in the Introduction is amended to read as follows:

The Plan and Trust thereunder are created and maintained for the primary purpose of providing retirement benefits for eligible employees of Zions Bancorporation (effective October 1, 2018, Zions Bancorporation, N.A.) and its affiliates. It is intended that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and that they meet the requirements of the Employee Retirement Income Security Act of 1974, as amended.

4.	Plan Section 1.5 is amended to read as follows:

1.5    "Affiliate" or "Subsidiary Affiliate" or "Subsidiary" means Zions Bancorporation (effective October 1, 2018, Zions Bancorporation, N.A.) and each member of a controlled group of corporations (as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), a group of trades or businesses (whether incorporated or not) that are under common control within the meaning of Code Section 414(c), or an affiliated service group (as defined in Code Sections 414(m) or 414(0)), of which Zions Bancorporation is a part. With respect to the Maximum Retirement Benefit defined in Section 11.2, in determining whether a corporation is a member of a controlled group of corporations the phrase "more than 50%" will be substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)(l ).

5.	Plan Section 1.14 is amended to read as follows:

1.14    "Company" means Zions Bancorporation and any Affiliate or Subsidiary that adopts this Plan with the consent of the Board of Directors of Zions Bancorporation. The Affiliates and Subsidiaries listed on Appendix V, as it may be revised from time to time, have adopted this Plan and are, as of the date or dates stated on Appendix V, a participating Company in the Plan. Effective October 1, 2018, all authority, responsibility and obligations of Zions Bancorporation have been transferred to, merged into and assumed by Z.B., N.A., which as of the same date has been renamed Zions Bancorporation, N.A. All references in this Plan to the “Company,” to “Zions” or to “Zions Bancorporation” shall refer to and mean Zions Bancorporation, N.A. from and after October 1, 2018.

6.	Plan Section 1.37 is amended to read as follows:

1.37    "Plan" means the Zions Bancorporation Pension Plan. Effective October 1, 2018, “Plan” shall mean the Zions Bancorporation, N.A. Pension Plan.

7.	Plan Section 1.50 is amended to read as follows:

1.50    Zions" means Zions Bancorporation, which is the sponsor of this Plan and the ultimate parent corporation of the Employer. Effective October 1, 2018, all authority, responsibility and obligations of Zions Bancorporation have been transferred to, merged into and assumed by Z.B., N.A., which as of the same date has been renamed Zions Bancorporation, N.A. All references in this Plan to the “Company,” to “Zions” or to “Zions Bancorporation” shall refer to and mean Zions Bancorporation, N.A. from and after October 1, 2018.
(The following amendments are made and adopted to facilitate the termination of the Plan)

8.	The Introduction is amended to add a new paragraph at the end to read as follows:

The Plan has been terminated effective December 31, 2018.

9.	A new Section 4.9 is added at the end of Article IV to read as follows:

4.9    Termination of Plan. The Plan has been terminated effective December 31, 2018. All Accrued Benefits shall be held and distributed from the Plan in the manner and as permitted under Section 10.2 and the regulations and other guidance issued by the Pension Benefit Guarantee Corporation and the Treasury and the Internal Revenue Service.

10.	Section 10.1 is amended to read as follows:

10.1    Termination of Plan. The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part. The Plan has been terminated effective December 31, 2018. All Accrued Benefits shall be held and distributed from the Plan in the manner and as permitted under Section 10.2 and the regulations and other guidance issued by the Pension Benefit Guarantee Corporation and the Treasury and the Internal Revenue Service.

11.
Paragraphs 1 through 7 of this First Amendment shall be effective as of October 1, 2018. Paragraphs 8 through 10 shall be effective as of the dates indicated therein. In all other respects the Plan is ratified and approved.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Plan to be duly executed as of the date and year first above written.
“EMPLOYER”
Zions Bancorporation, N.A.

By: ______/s/ Paul Burdiss _____________
Name: __Paul Burdiss_________________
Title: __EVP & CFO___________________

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